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                                                                   EXHIBIT 10.24

                        TELECOM DISTRIBUTION AGREEMENT

        This Distribution Agreement ("Agreement") is dated as of January 1, 2000 between Unwired Telecom Corp. ("Telecom") and US Unwired Inc. ("Unwired").

                                   Recitals

        1.  Telecom is the wholly-owned subsidiary of Unwired.

        2. Pursuant to a Distribution Agreement dated contemporaneously herewith, Meretel Communications Limited Partnership ("Meretel") distributed to certain of its limited partners, including Telecom, an undivided interest in certain assets, and the distributees assumed an undivided interest in certain liabilities and obligations of Meretel (collectively, the "Undivided Interest").

        3. Telecom desires to convey all of its rights, liabilities and obligations under the Undivided Interest to Unwired as its sole shareholder, and Unwired desires to accept such Undivided Interest and assume the Undivided Interest.

        NOW, THEREFORE, Telecom and Unwired hereby agree as follows:

                                   Agreement

        Telecom hereby distributes, transfers and conveys to Unwired all of its rights, liabilities and obligations under the Undivided Interest, and Unwired agrees to accept and to be bound by and assume the Undivided Interest.


                                        Unwired Telecom Corp.

                                        By: /s/ Thomas G. Henning
                                           -----------------------------
                                           Thomas G. Henning
                                           Secretary

                                        US Unwired Inc.

                                        By: /s/ Robert Piper
                                           -----------------------------
                                           Robert Piper